TEMPORARY CERTIFICATE - EXCHANGEABLE FOR DEFINITIVE
                ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY

 --------                                                       --------
| Number |                  KRANZCO REALTY TRUST               | Shares |
|        |            A REAL ESTATE TRUST FORMED UNDER         |        |
|T       |          THE LAWS OF THE STATE OF MARYLAND          |        |
 --------                                                       --------

THIS CERTIFICATE                                             SEE REVERSE FOR
IS TRANSFERABLE                                             IMPORTANT NOTICE
IN CHARLOTTE, NC                                               ON TRANSFER
AND NEW YORK, NY                                             RESTRICTIONS AND
                                                            OTHER INFORMATION




THIS CERTIFIES THAT                                         CUSIP 50076E 40 0



IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST, $.01 PAR VALUE PER SHARE, OF

Kranzco Realty Trust (the "Trust"), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated

Countersigned and Registered:
     FIRST UNION NATIONAL BANK
     (CHARLOTTE, NC)

                         Transfer Agent
                         and Registrar

By:

                    Authorized Signature          Secretary         President

                              IMPORTANT NOTICE

     The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, as amended, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

     In addition, the transfer of the shares represented by this Certificate is restricted as provided in Section 6.6 of the Declaration of Trust of the Trust, as amended, and Section F(3)(a) of the Articles Supplementary relating to the Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, copies of which will be sent without charge to each shareholder who so requests. Such requests must be made to the Secretary of the Trust at its principal office or to the Transfer Agent. The Trust will furnish a full statement about these restrictions on transferability on request and without charge.

        KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A
           CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.


     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -         as tenants in common

TEN ENT   -         as tenants by the entireties

JT TEN    -         as joint tenants with right
                    of survivorship and not as
                    tenants in common

UNIF GIFT MIN ACT - ...........Custodian...........
                         (Cust)         (Minor)
                         under Uniform Gifts to Minors Act of

                    ...............................
                                (State)

   Additional abbreviations may also be used though not in the above list.




FOR VALUE RECEIVED, __________________ hereby sell, assign and transfer unto

____________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)


____________________________________________________________________________
   (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)


_________________________________________________ (_________) shares of beneficial interest of the Trust represented by this Certificate and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said shares on the books of the Trust, with full power of substitution in the premises.
Dated:  ________________


                    _________________________________________________________
                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:



By_____________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (Banks,
Stockbrokers, Savings and Loan
Associations and Credit Unions) WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM PURSUANT TO
S.E.C. RULE 17Ad-15.